EXHIBIT 1

THE
BANK OF											Payment Date:	      	      8/25/96
NEW YORK										Accrual Period:	 7/31/96 thru 8/24/96

101 Barclay Street, 12E

New York, NY 10286
Attn: Douglas Badaszewski, MBS Unit
      (212) 815-2793



                                 GREENWICH CAPITAL ACCEPTANCE, INC.
                         Mortgage Pass-Through Certificates, Series 1996-CHL1
                                 Countrywide Home Loans, as Servicer




         Class                                 Current Payment Information               Factors per $1,000
      Information               Beg                                                                    End
                           Certificate/      Pass       Principal      Interest       Total        Certificate/    Principal
    Type        Name       Notional Bal.  Thru Rate     Dist. Amt.    Dist. Amt.      Dist.        Notional Bal.      Dist.
   Senior        A       187,965,310.34    5.818750%   2,470,967.21   789,911.16   3,260,878.37   185,494,343.13   13.1458683
Subordinate    B-I0      187,965,310.34    3.165104%           0.00         0.00           0.00   186,111,643.26      .000000
  Residual       R                 0.00    0.000000%            n/a         0.00           0.00             0.00      .000000

  Totals        -       187,965,310.34           -    2,470,967.21   789,911.16   3,260,878.37   185,494,343.13   13.1458683


(table continued)

Class Information           Current Payment Information      Factors per $1,000

                       	     Interest        Ending
    Type       Name    	       Dist.        Cert. Bal.
   Senior    	A	    4.2024305      986.8541317
 Subordinate   B-10	     .0000000      990.1382490
  Residual    	R	     .0000000         .0000000

   Totals     		    4.2024305    1,976.9923808


         Class									Losses and Unpaid Amounts
      Information              Original Certificate Information                                           Unpaid
                                                                           Carry Forward    Interest     Interest
Class Code       Name        Cert. Bal.       Pass Thru       Cusips           Amount      Shortfalls   Shortfalls
                  A       187,965,310.34      5.818750%     396782ES9          0.00           0.00          0.00
                B-IO      187,965,310.34      3.165104%           n/a           n/a           0.00          0.00
                  R                 0.00      0.000000%           n/a           n/a            n/a           n/a

Totals            -       187,965,310.34             -            -               -              -             -



  P&S Ref.               ENDING COLLATERAL INFORMATION
 Sec. 4.05
            Aggregate stated principal balance       187,965,310.34
            Loan count                                         1758
            Weighted average remaining term                  356.00
            Weighted average coupon rate                  9.483854%


P&S Ref.         FEES & ADVANCES
Sec. 4.05
            Master servicer fees        0.00
            Advances (this period)      0.00
            Recoveries (this period)    0.00
            Outstanding advances        0.00


P&S Ref.        OTHER INFORMATION
Sec. 4.05
            Available funds                            3,339,197.25
            Insured payments                                   0.00
            Aggregate prepayments                      1,753,751.40
            Required subordination amount              5,638,959.31
            Subordination deficit                              0.00
            Class B-IO optimal interest dist amount      495,774.76
            Subordination increase amount                617,300.13


  P&S Ref.                         DELINQUENCY INFORMATION (as of the Due Date)
 Sec. 4.05

                     Period                          Loan Count                 Ending Stated Balance
                     ------                          ----------                 ---------------------
            31-60 days                                   29                              3,334,752.58
            61-90 days                                    5                                553,226.89
            91+ days                                      1                                 66,500.00
            In foreclosure                                4                                416,518.40

            Totals                                       39                              4,370,997.87
							 ==				 ============


P&S Ref.                        REO INFORMATION
Sec. 4.05           REO Date                         Loan Number            Ending Stated Balance
                    --------                     --------------------       ---------------------
                                                                 --                          0.00
                                                                 --                          0.00
                                                                 --                          0.00
                                                                 --                          0.00
                    Totals                                        0                          0.00
								  =			     ====

P&S Ref.                                   Liquidated Loan Information
Sec. 4.05


            Loan Number       Stated Principal Balance              Realized Loss
            -----------       ------------------------           ----------------
                     --                           0.00                       0.00
                     --                           0.00                       0.00
                     --                           0.00                       0.00
                     --                           0.00                       0.00

            Totals                                   0                       0.00
						     =			     ====
